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                                                                   EXHIBIT 10.36




FLEET BANK



August 2, 1994


Mr. Thomas A. St. Germain
Chief Financial Officer
Summa Four, Inc.
25 Sundial Avenue
Manchester, NH  03103



Dear Tom:

Reference is hereby made to the letter agreement executed by and between Summa Four, Inc. and Fleet Bank of Massachusetts, N.A. as of October 15, 1992 and amended as of July 28, 1993. We are pleased to inform you that we have approved the following amendments to the agreement. All capitalized terms used herein shall refer to those terms used in the letter agreement. Nothing herein shall be deemed to constitute a waiver, release or amendment of any other terms of the agreement.

1) The Expiration Date of the Agreement is hereby extended until September 1, 1995.

2) The reduction of the Facility Fee to 1/8% of the facility is hereby formalized although it has been in effect since February 1, 1994.

3) The Capital Base Requirement is reduced to $32,500,000 as of March 31, 1994 and will continue to step up as called for in the Agreement.

4) The company is hereby permitted to repurchase up to 500,000 shares of its common stock on the open market, as contemplated in the recently announced stock repurchase program.

Tom, we are pleased to continue our relationship with Summa Four and wish you continued success. Please sign below and execute the attached note to evidence your acceptance of this amendment.



Sincerely,



/s/Thomas W. Davies
----------------------------
Thomas W. Davies
Vice President
High Technology Group


Agreed and Accepted:    /s/Thomas A. St. Germain
                        -------------------------------           -------------
                 by:    Thomas A. St. Germain                     date:
                 title: S.V.P., CFO